UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2008

Lpath, Inc.

(Exact name of registrant specified in charter)

Nevada	000-50344	16-1630142
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

6335 Ferris Square, Suite A, San Diego, CA  92121

(Address of principal executive offices)  (Zip Code)

(858) 678-0800

Issuer’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	2.02	Results of Operation and Financial Condition

See Item 7.01 below.

Item	7.01	Regulation FD Disclosure

 On November 14, 2008, Lpath, Inc. (the “Company”) issued a press release announcing that, at 11:00 am EST, on November 19, 2008, the Company will host a teleconference to provide an update on the Company’s business and operations for the quarter ended September 30, 2008, including a clinical update of the Company.  The call will be conducted by Scott Pancoast, the Chief Executive Officer of the Company.

 Individuals wishing to participate in the teleconference may call toll-free 1-877-407-8033 or dial in directly at 1-201-689-8033.  A telephonic replay of the teleconference will be available after its completion for 10 days by dialing in toll-free 1-877-660-6853 or directly at 1-201-612-7415, and entering account number 286 and conference identification number 303839 to access the replay.

 The information in this Current Report, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of such section.  The information in this Current Report, including the exhibit, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation-by-reference language in any such filing.

Item	9.01	Financial Statements and Exhibits.

Exhibits

99.1	Press Release dated November 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lpath, Inc.

By:	/s/Scott Pancoast
Name: Scott Pancoast
Title: President and Chief Executive Officer
Dated: November 18, 2008